Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1850

investor@microtune.com

MICROTUNE ANNOUNCES SECOND QUARTER 2005 RESULTS;

COMPANY REPORTS ELEVEN PERCENT SEQUENTIAL INCREASE IN REVENUE

Plano, TX, July 28, 2005 – Microtune®, Inc. (NASDAQ:TUNE) today announced financial results for the second quarter ended June 30, 2005.

FINANCIAL RESULTS SUMMARY

Microtune’s net revenue for the three months ended June 30, 2005 was $13.5 million versus $12.2 million in the first quarter of 2005 and $13.5 million in the second quarter of 2004. The Company reported a net loss of $0.6 million, or $0.01 per share, for the second quarter of 2005 compared to a net loss of $2.0 million, or $0.04 per share, for the first quarter of 2005 and net income of $16.0 million, or $0.30 per diluted share, for the second quarter of 2004. The results for the second quarter of 2004 included a pretax gain of $22.5 million reflecting a one-time payment relating to the settlement of patent and anti-trust litigation.

For the six months ended June 30, 2005, net revenue was $25.7 million versus net revenue of $24.5 million for the six months ended June 30, 2004. Net loss for the six months ended June 30, 2005 was $2.6 million, or $0.05 per share, compared to net income of $7.3 million, or $0.14 per diluted share for the six months ended June 30, 2004, again due to the one-time payment described above.

“We were pleased with our solid results this quarter as we reported an eleven percent revenue increase from Q1,” said James A. Fontaine, Microtune CEO and President. “These results validate our belief that the challenges affecting our revenue earlier this year, including excess inventory levels at some customers and a revenue decrease associated with one customer that migrated from tuner modules to silicon, have now been resolved. Our revenue growth has resumed. We are pleased with our progress in the first half of 2005 towards achieving cash break-even, and we are gaining confidence in a number of new design wins as we move into the second half of the year.”

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RECENT COMPANY HIGHLIGHTS

During the quarter, Microtune announced new product, technology, relationship and design-win accomplishments that reinforced its strengthening position as a radio frequency (RF) silicon supplier for the emerging digital markets across varied TV and convergence applications.

•	First, the Company unveiled its new Mobile MicroTuner™ chips, a family of high-performance, ultra low-power, miniature silicon tuners designed to enable broadcast TV on cell phones, laptops, PDAs and other handheld TV devices. The Company introduced two members of the family, both supporting the Digital Video Broadcast-Handheld (DVB-H) standard, that permit manufacturers to develop cost-optimized products for either global or U.S.-only mobile TV markets.

•	Microtune announced that it is supplying its high-performance analog/digital MicroTuner MT2121 silicon tuner to Samsung Electro-Mechanics Co., Ltd. for integration into RF module subsystems that offer HDTV and Digital Cable Ready capabilities.

•	Microtune also announced that it is providing its MicroTuner MT2060 digital silicon tuner to Pinnacle Systems, Inc. for a new class of PCTV peripherals—a USB external tuner—that is targeted for the European digital TV market.

•	Microtune also introduced a new turnkey reference design, featuring its MT2060 tuner, that enables manufacturers to simplify tuner/demodulator subsystem development in bringing digital TV products, based on the European digital TV standard (DVB-T), to market.

•	The Company also announced a teaming relationship with DiBcom, a supplier of digital demodulators, to develop reference designs for mobile and portable TV applications also based on the DVB-T standard.

•	Microtune established its presence in the emerging voice over IP (VoIP) market by announcing that it is supplying its MT2050 silicon tuner to ARRIS, which enables high-speed data access and digital phone service in ARRIS’ advanced cable telephony modems.

•	Supporting international regulations for environmental health and safety, Microtune announced that versions of its silicon tuners are compliant with the European Union’s directive for the restriction of hazardous substances (RoHS) in electronics products.

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FINANCIAL OUTLOOK

The Company provided the following financial guidance:

•	net revenue for its third quarter ending September 30, 2005 is expected to range from $15.4 to $15.8 million;

•	the average gross margins over the next two or three quarters is expected to range from approximately 44% to 50%, depending on the mix of products; and

•	the Company estimates its quarterly cash break-even net revenue level at approximately $17 to 17.5 million, depending on the level of R&D investment, and believes it is possible to achieve this net revenue level by the end of 2005 or the beginning of 2006.

“We continue to manage the company for the long term, and we are focused on the financial and business priorities that will deliver on our commitment to achieve profitable growth,” Mr. Fontaine added. “Our continued momentum in securing high-volume design wins with industry-leading customers is a demonstration of our progress and a healthy indicator, I believe, that we have the right products and technology strategies in place to aggressively drive opportunities in the emerging digital TV/ convergence markets.”

Included in the press release are Microtune’s unaudited Consolidated Balance Sheets as of June 30, 2005 and December 31, 2004, its unaudited Consolidated Statements of Operations for the three months and six months ended June 30, 2005 and 2004, its unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2005 and 2004, certain unaudited Additional Financial Information, and an unaudited Reconciliation between GAAP Gross Margin and Pro Forma Gross Margin. These financial statements should be read in conjunction with the information contained in the Company’s Quarterly Report on Form 10-Q, to be filed with the Securities and Exchange Commission on or about August 1, 2005.

CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call on July 28, 2005, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss its second quarter financial results and its outlook for the future. Interested parties may listen to the conference call via the Internet by accessing Microtune’s website or by calling 210-234-0001 (the pass code is “earnings”). A replay of the conference call will be available until August 11, 2005 via the Company’s website or by dialing 203-369-1490.

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ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF)-based solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner(TM) single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, upconverter and transceiver products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 53 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

REFERENCE DESIGN ANNOUNCEMENTS

It is not unusual for Microtune to announce reference designs, as referenced in this release, and the announcement of these reference designs, or any other reference design, should not be viewed as an indicator of Microtune revenues for any current or future reporting period.

MICROTUNE FORWARD-LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ include the Company’s ability to introduce new products, achieve design wins, forecast revenue and manage inventory levels, control and budget expenses, protect its proprietary technology and intellectual property, and successfully prosecute and defend the various lawsuits, any one of which may cause the Company’s financial results to fluctuate. The forward-looking statements in this release and in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE: Microtune is a registered trademark and MicroTuner and ClearTune are trademarks of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated.

Copyright © 2005 Microtune, Inc. All rights reserved.

Microtune, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$10,323	$34,515
Short-term investments	65,568	44,460
Accounts receivable, net	6,065	5,738
Inventories	8,048	7,095
Other current assets	1,316	1,607

Total current assets	91,320	93,415

Property and equipment, net	4,870	5,536
Long term investments	1,975	3,587
Intangible assets, net	659	2,008
Other assets and deferred charges	1,902	209

Total assets	$100,726	$104,755

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,237	$5,498
Accrued compensation	1,456	1,557
Accrued expenses	1,459	3,009
Deferred revenue	14	17

Total current liabilities	8,166	10,081

Other noncurrent liabilities	30	29
Commitments and contingencies

Stockholders’ equity	92,530	94,645

Total liabilities and stockholders’ equity	$100,726	$104,755

Microtune, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net revenue	$13,487	$13,470	$25,668	$24,509
Cost of revenue	5,785	7,917	11,600	13,840

Gross margin	7,702	5,553	14,068	10,669
Operating expenses:
Research and development	3,904	3,983	7,907	7,545
Selling, general and administrative	4,251	7,882	8,353	16,205
Restructuring	—	(12)	—	99
Amortization of intangible assets	674	1,069	1,348	2,135

Total operating expenses	8,829	12,922	17,608	25,984

Loss from operations	(1,127)	(7,369)	(3,540)	(15,315)
Other income (expense):
Interest income	583	190	1,088	405
Foreign currency gains (losses), net	(107)	558	(217)	(650)
Settlement of patent and anti-trust litigation	—	22,500	—	22,500
Other	33	268	89	577

Income (loss) before provision for income taxes	(618)	16,147	(2,580)	7,517
Income tax expense (benefit)	(21)	101	22	201

Net income (loss)	$(597)	$16,046	$(2,602)	$7,316

Net income (loss) per common share
Basic	$(0.01)	$0.31	$(0.05)	$0.14

Diluted	$(0.01)	$0.30	$(0.05)	$0.14

Weighted-average common shares outstanding
Basic	52,126	51,467	52,052	51,369

Diluted	52,126	53,706	52,052	53,235

Microtune, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2005	2004
Operating activities:
Net income (loss)	$(2,602)	$7,316
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation	1,021	1,286
Amortization of intangible assets	1,348	2,135
Non-cash restructuring costs	—	(35)
Foreign currency losses, net	217	650
Stock option compensation	56	508
Gain on sale of property and equipment	(49)	(265)
Allowance for uncollectible accounts receivable	—	18
Changes in operating assets and liabilities:
Accounts receivable, net	(327)	(1,755)
Inventories	(953)	(966)
Other assets	(1,402)	1,959
Accounts payable	(261)	1,309
Accrued expenses	(1,553)	602
Accrued compensation	(101)	143
Other liabilities	1	(281)

Net cash provided by (used in) operating activities	(4,605)	12,624
Investing activities:
Purchases of property and equipment	(356)	(283)
Proceeds from sale of assets	51	318
Proceeds from sale of available-for-sale investments	10,500	14,200
Purchase of available-for-sale investments	(30,000)	(8,620)
Acquisition of intangible assets	—	(114)

Net cash provided by (used in) investing activities	(19,805)	5,501
Financing activities:
Proceeds from issuance of common stock	435	523
Proceeds from loans receivable from stockholders	—	30
Other, net	—	(5)

Net cash provided by financing activities	435	548
Effect of foreign currency exchange rate changes on cash	(217)	(650)

Net increase (decrease) in cash and cash equivalents	(24,192)	18,023
Cash and cash equivalents at beginning of period	34,515	22,637

Cash and cash equivalents at end of period	$10,323	$40,660

Microtune, Inc.

Additional Financial Information

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004
Net revenue	$13,487	$12,181	$15,385	$16,268	$13,470
Silicon	73%	71%	57%	56%	54%
Modules	27%	29%	43%	44%	46%

Net revenue by geography
North America	30%	44%	44%	46%	40%
Europe	19%	18%	14%	13%	15%
Asia Pacific	51%	38%	40%	41%	45%
Other	—	—	2%	—	—

Ten percent customers (net revenue)
Scientific-Atlanta	19%	26%	19%	20%	16%
Asuspower	17%	11%	13%	12%	—
Panasonic	11%	—	—	—	—
Samsung Electro-Mechanics	10%	—	—	—	—
Sanmina-SCI	—	—	—	—	11%

Net revenue from top 10 customers	79%	72%	67%	67%	68%

As a percent of net revenue
Gross margin	57.1%	52.3%	45.8%	42.2%	41.2%
Research and development	28.9%	32.9%	25.1%	23.6%	29.6%
Selling, general and administrative	31.5%	33.7%	12.0%	41.6%	58.5%

Weighted-average common shares outstanding
Basic	52,126	51,977	51,735	51,264	51,467
Diluted	52,126	51,977	55,330	51,264	53,706

	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004
Cash and cash equivalents	$10,323	$12,568	$34,515	$27,645	$40,660
Short-term investments	65,568	61,953	44,460	46,500	38,545
Long-term investments	1,975	3,561	3,587	6,581	6,556

Total cash and investments	$77,866	$78,082	$82,562	$80,726	$85,761

Raw materials	$471	$—	$—	$—	$—
Work-in-process	3,548	2,496	2,907	2,417	1,781
Finished goods	4,029	3,724	4,188	3,968	3,350

Total inventory	$8,048	$6,220	$7,095	$6,385	$5,131

Inventory turns	2.9	3.7	4.7	5.9	6.2

Days sales outstanding (DSO)	40	46	34	41	40

Total employees	172	169	164	167	171

Common shares outstanding	52,209	51,990	51,953	51,470	51,071

Microtune, Inc.

Reconciliation between GAAP Gross Margin and Pro Forma Gross Margin

(in thousands)

(unaudited)

	Three Months Ended June 30, 2005	Six Months Ended June 30, 2005
GAAP gross margin	$7,702	$14,068
Cost of revenue credit from transition of subsystem module manufacturing partner	(663)	(663)

Pro forma gross margin	$7,039	$13,405

GAAP gross margin as % of net revenue	57.1%	54.8%
Pro forma gross margin as % of net revenue	52.2%	52.2%

Use of Non-GAAP Financial Information

The Company has included the table above in order to show the components of pro forma gross margin and the reconciliation to GAAP gross margin.

Microtune calculated pro forma gross margin by taking GAAP gross margin (as reported in its unaudited Consolidated Statements of Operations) and adjusting only for the one-time cost of revenue credit of $663 thousand realized in conjunction with the transition of its third-party contract manufacturer for its subsystem module solutions which was finalized in June 2005. The cost of revenue credit is one-time in nature and relates to the asset purchase agreement and mutual release of claims and obligations executed between Microtune and TFS. No other adjustments were made in calculating this pro forma measure and this pro forma measure must not be relied upon as an indication of any other adjustments other than the one-time cost of revenue credit described above.

Microtune reports its financial results in accordance with generally accepted accounting principles. However, from time to time, Microtune may use certain non-GAAP financial measures such as pro forma gross margin because management believes that this non-GAAP financial measure may provide users of this financial information with a more meaningful comparison between current results and prior reported results. Pro forma gross margin is not a measure of financial performance under GAAP. It should not be considered in isolation or as an indicator of Microtune’s performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information constitutes a non-GAAP financial measure within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.